Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-188212) on Form S-3 of Datalink Corporation of our reports dated March 15, 2013, relating to our audits of the financial statements, the financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Datalink Corporation for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP
Minneapolis, Minnesota
June 13, 2013